Sub-Item 77O

Rule 10f-3 Transactions

THE DREYFUS/LAUREL FUNDS, INC.
DREYFUS PREMIER STRATEGIC INCOME FUND

On February 5, 2008, Dreyfus Premier Strategic Income Fund, a series of The Dreyfus/Laurel Funds, Inc., (the "Fund") purchased $2,050 of Lehman Brothers Holdings 7.95% Perpetual Preferred – Rated: A1/Moody’s, A-/S&P and A+/Fitch -CUSIP # 52520W317 (the “Preferred Stock”). The Preferred Stock was purchased from an underwriting syndicate of which BNY Capital Markets, Inc., an affiliate of the Fund, was a member. BNY Capital Markets, Inc. received no benefit in connection with the transaction. No other member received any economic benefit. The following is a list of the syndicate's primary members:

Bank of America
Bank of New York Capital Markets
Citigroup
Lehman Brothers & Co.
Merrill Lynch & Co.
Morgan Stanley
RBC Capital Markets
SunTrust Robinson Humphrey
Wells Fargo Securities
UBS Investment Bank
Wachovia Securities

Accompanying this statement are materials presented to the Board of Directors of the Fund, which ratified the purchase as in compliance with the Fund’s Rule 10f-3 Procedures, at the Fund’s Board meeting held on April 23 and 24, 2008.

Sub-Item 77O

Rule 10f-3 Transactions

THE DREYFUS/LAUREL FUNDS, INC.
DREYFUS PREMIER BALANCED FUND

On February 5, 2008, Dreyfus Premier Balanced Fund, a series of The Dreyfus/Laurel Funds, Inc., (the "Fund") purchased $3,175 of Lehman Brothers Holdings 7.95 Perpetual Preferred – Rated: A1/Moody’s, A-/S&P and A+/Fitch - CUSIP # 52520W317 (the “Preferred Stock”). The Preferred Stock was purchased from an underwriting syndicate of which BNY Capital Markets, Inc., an affiliate of the Fund, was a member. BNY Capital Markets, Inc. received no benefit in connection with the transaction. No other member received any economic benefit. The following is a list of the syndicate's primary members:

Bank of America
Bank of New York Capital Markets
Citigroup
Lehman Brothers & Co.
Merrill Lynch & Co.
Morgan Stanley
RBC Capital Markets
SunTrust Robinson Humphrey
Wells Fargo Securities
UBS Investment Bank
Wachovia Securities

Accompanying this statement are materials presented to the Board of Directors of the Fund, which ratified the purchase as in compliance with the Fund’s Rule 10f-3 Procedures, at the Fund’s Board meeting held on April 23 and 24, 2008.

Sub-Item 77O

Rule 10f-3 Transactions

THE DREYFUS/LAUREL FUNDS, INC.
DREYFUS PREMIER BALANCED FUND

On January 9, 2008, Dreyfus Premier Balanced Fund, a series of The Dreyfus/Laurel Funds, Inc., (the "Fund") purchased $20,000 of Kroger Co. 6.15% 01/15/2020 – Rated: Baa2/Moody’s, BBB-/S&P and BBB/Fitch - CUSIP # 501044CH2 (the “Bonds”). The Bonds were purchased from an underwriting syndicate of which BNY Capital Markets, Inc., an affiliate of the Fund, was a member. BNY Capital Markets, Inc. received no benefit in connection with the transaction. No other member received any economic benefit. The following is a list of the syndicate's primary members:

Bank of America Securities
Bank of New York Capital Markets
CastleOak Securities
Citigroup Global Markets
JP Morgan
Lazard Capital Markets
RBS Greenwich Capital
Rabobank Nederland
US Bank

Accompanying this statement are materials presented to the Board of Directors of the Fund, which ratified the purchase as in compliance with the Fund’s Rule 10f-3 Procedures, at the Fund’s Board meeting held on April 23 and 24, 2008.

D/LFI –
Dreyfus Premier Balanced Fund
Dreyfus Premier Strategic Income Fund

D/LFT –
Dreyfus Premier International Bond Fund
Dreyfus Premier Managed Income Fund

PROPOSED RESOLUTION

RESOLVED, that the transactions engaged in by the Fund, pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended, hereby is determined to have been effected in compliance with the Procedures adopted by the Board with respect to such transactions.